CLAIMS PROCEDURE AMENDMENT

DMC GLOBAL INC.
AMENDED AND RESTATED NONQUALIFIED DEFERRED COMPENSATION PLAN

This Claims Procedure Amendment (the "Amendment") to the DMC Global Inc. Amended and Restated Nonqualified Deferred Compensation Plan (the "Plan") is effective for claims made on or after April 1, 2018, and will be used by the Committee (as defined in the Plan) to adjudicate claims made under the Plan.

RECITALS

WHEREAS, Section 14 of the Plan authorizes the Committee to amend the Plan; and

WHEREAS, the Committee has determined that an amendment to the Plan is necessary to incorporate certain changes to the Plan's claims procedures required by applicable law.

AMENDMENT

NOW THEREFORE, the Committee hereby amends the Plan as follows:

1. Effective as of April 1, 2018, Section 16 of the Plan is hereby deleted in its entirety and is replaced with the following:

"Section 16. Claims Procedures.

16.1 Presentation of Claim. A Participant or a Participant's Beneficiary after a Participant's death (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination under this Article with respect to the amounts distributable to such Claimant. The claim must state with particularity the determination desired by the Claimant. If the claim relates to disability benefits, the Committee shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.

16.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. Notwithstanding the forgoing, if the claim relates to a disability determination the decision shall be rendered within forty-five (45) days which may be extended up to an additional thirty (30) days if due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, which may be further extended up to an additional thirty (30) days if due to matters beyond the control of the Plan, the Committee needs additional time to process a claim. The extension notice shall indicate the special circumstances requiring an extension of time, the date by which the Committee expects to render the benefit determination, the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information. The Committee shall notify the Claimant in writing either that the Claimant's request has been allowed in full or denied in part or in full. In the case of an adverse benefit determination with respect to disability benefits, on the basis of the Committee's independent determination of the Participant's disability status, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)). If the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(a) the specific reason(s) for the denial of the claim, or any part of it;

(b) specific reference(s) to pertinent provisions of this Plan upon which such denial was based;

(c) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(d) notice that the Claimant has a right to request a review of the claim denial and an explanation of the claim review procedure and the time limits applicable to such procedures set forth in Section 10.3 below;

(e) a statement of the Claimant's right to bring a civil action under ERISA §502(a) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action; and

(f) in addition, with respect to a claim that related to disability benefits:

(1) a discussion of the decision, including an explanation or basis for disagreeing with or not following:

(A) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;

(B) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(C) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.

(2) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(3) either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and

(4) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8).

16.3 Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, (180 days in the case of a disability claim) a Claimant (or the Claimant's duly authorized representative) may file with the Company a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

(a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b) may submit written comments or other documents; and/or

(c) may request a hearing, which the Company, in its sole discretion, may grant.

(d) If the initial claim is for disability benefits, and the claim requires an independent determination by the Committee of a Participant's disability status, and the Committee denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:

(1) Prior to such review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.

(2) The Committee shall respond in writing to such Claimant within forty-five (45) days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional forty-five (45) days by notifying the Claimant in writing, prior to the end of the initial 45-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.

(3) The Claimant shall be given the opportunity to submit issues and written comments to the Committee, as well as to review and receive, without charge, all relevant (as defined in applicable ERISA regulations) documents, records and other information relating to the claim. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(4) In considering the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Committee will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless

16.4 **Decision on Review**. The review committee appointed by the Company shall render a decision on review promptly, and no later than sixty (60) days after the Company receives the Claimant's written request for a review of the denial of the claim (45 days in the case of a disability claim). If the Company determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period (45 days in the case of a disability claim). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the benefit determination. In rendering its decision, the Company shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. In the case of an adverse benefit determination with respect to disability benefits, on the basis of the Committee's independent determination of the Participant's disability status, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)). The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent provisions of this Plan upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and

(d) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant's right to obtain the information about such procedures;

(e) a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) which shall describe any applicable contractual limitations period that applies to the Claimant's right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;

(f) a discussion of the decision, including an explanation of the basis for disagreeing with or not following:

(1) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;

(2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(3) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.

(g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(h) Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.

16.5 Failure of Plan to Follow Procedures. In the case of a claim for disability benefits, if the Plan fails to strictly adhere to all the requirements of this claims procedure with respect to a disability claim, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (a) de minimis; (b) non-prejudicial; (c) attributable to good cause or matters beyond the Plan's control; (d) in the context of an ongoing good-faith exchange of information; and (e) not reflective of a pattern or practice of noncompliance. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant's request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan's receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission."

2. The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the members of the Committee have executed this Amendment, to be effective as set forth herein. This Amendment may be executed in counterparts.

MICHAEL KUTA

____

Title: Chief Financial Officer

Date: 6/25/18

GEOFF HIGH

____

Title: Vice President, Investor Relations

Date: 6/29/18

DAVID MANDELBAUM

____

Title: Director of Tax

Date: 7/2/18